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                                  EXHIBIT 99.2

                                  PRESS RELEASE

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CONTACT: BILL PIERCE
Monadnock Community Bank
Phone 603-924-9654
Fax 603-924-9379


October 15, 2004




PRESS RELEASE
FOR IMMEDIATE RELEASE


              MONADNOCK COMMUNITY BANK COMPLETES ITS ACQUISITION OF
               WINCHENDON BRANCH OFFICE OF FITCHBURG SAVINGS BANK


        (Peterborough, NH) ---- Monadnock Community Bank's President & CEO, William Pierce, announced today that Monadnock Community Bank has completed its purchase of Fitchburg Savings Bank's Winchendon Branch and assumed the deposits of that office of approximately $6.0 million.

        Monadnock President Pierce said that the purchase represents the Bank's commitment to expanding its franchise while continuing to offer superior service. "We look forward to continuing the excellent tradition of banking provided by Fitchburg Savings Bank with our own growing franchise with the establishment of our second full service office. Purchasing this existing branch operation will help grow our presence along the Route 202 corridor between Winchendon and Peterborough. This area is experiencing a real growth in businesses and we are excited to be a part of it."

        Monadnock Community Bank is a subsidiary of Monadnock Community Bancorp, Inc. (OTC BB:MNCK). The Bank recently converted to a stock savings bank with the concurrent formation of Monadnock Community Bancorp, Inc. as the stock holding company of the Bank and formation of Monadnock Mutual Holding Company as a mutual holding company.

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THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS ABOUT THE BRANCH
PURCHASE BY MONADNOCK COMMUNITY BANCORP, INC.

FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS LIKE "BELIEVE" "EXPECT," "ANTICIPATE," "ESTIMATE" AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL," "WOULD," "SHOULD," "COULD" OR "MAY." CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS INCLUDE DELAYS IN COMPLETING THE OFFERING, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS OF THE COMPANY AND CHANGES IN THE SECURITIES MARKETS.